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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-A

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
               OR (g) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Salomon Smith Barney Global Diversified Futures Fund L. P.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        New York                                                 13-4015586
        --------                                                 ----------
(State of incorporation or                                     (IRS Employer
     organization)                                           Identification No.)


c/o Smith Barney Futures Management LLC
390 Greenwich Street - 1st floor
New York, New York                                            10013
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(Address of principal executive offices)                 (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

     Securities Act registration statement file number to which this form relates: 333-61961

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
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-------------------                 ------------------------------

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       Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                    -----------------------------------------
                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

     The information required by this Item 1 is incorporated by reference to the sections entitled "The Limited Partnership Agreement" and "Use of Proceeds" contained on pages 88-91 and 85, of Registrant's Registration Statement on Form S-1 (File No. 333-61961) as filed on August 20, 1998.


Item 2. Exhibits

     1 -- Specimen certificates for Units of Limited Partnership Interest (filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on August 20, 1998 (File No. 333-61961) and incorporated herein by reference).

     2 -- Limited Partnership Agreement dated June 15, 1998 (filed as Exhibit A to the Registration Statement on Form S-1 filed on August 20, 1998 (File No. 333-61961) and incorporated herein by reference).

     3 -- Pages 85 and 88-91 of the Registrant's Registration Statement on Form
          S-1 (File No. 333-61961) as filed on August 20, 1998, "Use of Proceeds" and "The Limited Partnership Agreement".


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Salomon Smith Barney Global
                                        Diversified Futures Fund L.P.

                                        By: Smith Barney Futures Management LLC
                                            (General Partner)

                                        By: /s/ David J. Vogel
                                            ------------------------------
                                            David J. Vogel
                                            President


Dated as of April 25, 2000


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